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                                                                   Exhibit 10.47



                      INTEGRATED INFORMATION SYSTEMS, INC.
                      ------------------------------------

                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------


         This Agreement entered into and effective as of the 16th day of May, 2002 (the "Effective Date") by and between INTEGRATED INFORMATION SYSTEMS, INC., a Delaware corporation with its principal place of business located at 1480 South Hohokam Drive, Tempe, Arizona, 85281 (hereinafter called "Employer"), and RANDALL ECKEL (hereinafter called "Employee").

                                    RECITALS:

         WHEREAS, Employer is a corporation organized and incorporated under the laws of the State of Delaware, and has its principal office in Maricopa County, Arizona;

         WHEREAS, Employee is an individual residing in Maricopa, and is a citizen of the State of Arizona;

         WHEREAS, the parties to this Agreement have had a full and fair opportunity to review and discuss the terms of this Agreement and consult with independent legal counsel so that they have a full and complete understanding of the legal and practical significance of each of the provisions of this Agreement;

         WHEREAS, Employee voluntarily and freely desires to accept such employment under the terms and conditions hereinafter set forth; and

         NOW, THEREFORE, in consideration of the foregoing premises and of the conditions hereinafter set forth, it is hereby agreed as follows:

                                   AGREEMENT:

         1. General Terms of Employment.

         As of May 15, 2002, Employee is to be employed according to the terms of this Agreement and Employer's policies and procedures as they relate to regular, fulltime employees, as they exist as of the Effective Date of this Agreement or may be changed from time to time, in the full-time position of Senior Vice President of Sales and Marketing (the "Position").

         Employee's duties and responsibilities shall be as follows:

              (i)   Promoting and increasing cross selling across all divisions;

              (ii) Designing and delivering a corporate sales and marketing plan;

              (iii) Maintaining and reporting corporate pipeline, booked backlog and revenue forecast;

              (iv)  Delivery of sales force automation;

              (v)   Publishing weekly non-financial press releases;


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              (vi)   Management of inside sales group;

              (vii)  Productization of service offerings;

              (viii) Maintaining and communicating Microsoft engagement best practices;

              (ix) Maintaining Microsoft corporate relationships and initiatives;

              (x) Discovering and acquiring resources and potential investment from strategic industry partners;

              (xi) Management of sales processes and business development methodology;

              (xii) Conducting weekly calls and reporting sales metrics, and forced rankings corporate wide of sales performance;

              (xiii) Coordinating seminars and events;

              (xiv) Participating in weekly operations calls with divisions to focus on sales efforts in each division;

              (xv)   Re-branding IIS 2.0.

Employee shall also perform such other duties as are commonly associated with this Position, or as may be assigned orally or in writing by the Chief Executive Officer.

         2. Compensation.

         (a) Employer agrees to pay Employee an initial annual salary of One Hundred Fifty Thousand Dollars ($150,000.00), subject to employment taxes and other payroll deductions as may be required by law or requested by Employee. Employee will also be eligible for a quarterly bonus (payable on or before 30 days after the end of the quarter). The bonus will be a one percent (1%) override on divisional EBIT with a floor of $750,000 per quarter in the third quarter of 2002, and a floor of $960,000 per quarter in the fourth quarter of 2002 and thereafter.

         (b) During the term of this Agreement, Employer shall provide to Employee those benefits provided to all other full time employees of Employer generally from time-to-time, including, but not limited to, health coverage, dental coverage, 401(k), and life and disability coverage. Such health and life insurance benefits provided to Employee shall be paid for by the Employer to the extent provided under Employer's standard employee benefit plans. Such health and life insurance benefits provided to Employee's spouse and dependents (which are provided at the election of Employee) shall be paid one-half by Employer and one-half by Employee to the extent provided under Employer's standard employee benefits plans. Upon presentment of proper documentation and receipts, Employer will reimburse Employee for out of pocket expenses reasonably incurred in connection with the performance of duties in accordance with Employer's policies.

         (c) Subject to approval by Employer's Board of Directors, Employee shall be granted stock options, pursuant to a separate Employer Stock Option Agreement, to purchase 200,000 shares of Employer's common stock (the "Stock") at a per share exercise price equal to the closing price of Employer's common stock on the day of grant and with an exercise term of ten (10) years (the "Stock Options"). The Stock Options shall vest one sixth (1/6th) each six months until fully vested three (3) years from the Effective Date.



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         3. Term of Agreement.

         The term of this Agreement shall continue until earlier terminated in accordance with this paragraph 3. Employee may terminate this Agreement at any time upon three (3) weeks' prior written notice to Employer. If Employee terminates this Agreement, Employee will perform all job duties to the maximum of his ability during the notification period. Employer may terminate Employee's employment with or without cause as specified below.

         (a) Termination for Cause. As used in this Agreement, the term "for cause" shall mean and include, as determined by Employer in its good faith judgment after reasonable investigation, Employee's: (i) conviction of a felony under the laws of the United States or any state or political subdivision thereof; (ii) willful engagement in conduct constituting breach of a known fiduciary duty, willful misconduct or recklessness relating to the Employer or the performance of Employee's duties, or fraud; (iii) willful breach of any non-compete, non-solicit or confidentiality obligations owed to Employer (whether contained in this Agreement or otherwise) in any material respect; (iv) willful failure to follow a proper and reasonable directive of the Employer within the scope of Employee's duties (which shall be capable of being performed by Employee with reasonable effort); (v) failure to substantially meet or satisfy mutually agreed upon business unit requirements after written notice referencing this subparagraph, specifying the performance required and Employee's failure to perform, within sixty (60) days after such notice. If Employer terminates Employee's employment for cause, Employee shall be entitled to a distribution of pay up to and including the date of Employee's termination. Upon the date of such termination for cause, Employee's benefits will cease, subject to applicable COBRA laws and regulations in effect at such time, and Employer shall provide to Employee a written statement setting forth the reasons for Employee's for cause termination. Employee, however, shall be entitled to any expense reimbursement, draw, commission, bonus, or other incentive that has accrued to Employee's benefit up to the date of such for cause termination.


         (b) Termination Without Cause. If Employer terminates Employee without cause, Employee will be entitled to one (1) month severance pay from Employer, commencing on the date of termination (the "Severance Period") which severance pay will be based on Employee's base pay and will be paid to Employee on the regular due dates thereof. Employer has the option to extend the Severance Period by paying corresponding additional severance pay for the number of days extended. During the Severance Period, Employee shall be entitled to full benefits. At Employee's request, at any time after Employee's for cause or without cause termination, Employer shall, when contacted by another employer for a reference regarding Employee, confirm only that Employee worked for Employer and the dates of such employment. For purposes of this Agreement, Employee's voluntary termination of his employment following Employer's significant decrease of Employee's base salary which is not an across-the-board cut, or Employee's demotion, shall be deemed to be termination of Employee's employment by Employer without cause.

         4. Vacation.

         Employee shall be entitled to accrue three (3) weeks paid vacation per year.

         5. Non-Compete.

         Employer requires its executive employees to accept and observe the following partial restraint on post-termination competition, which Employee agrees to honor. As a material part of the consideration given for this Agreement, during the term of this Agreement and for a period of twelve (12) months following the termination of Employee's employment if For Cause or Voluntary, Employee agrees that he or she will not, directly or indirectly, be connected in any manner whatsoever with the ownership, management, operation, control, or financing of, and that he or she will not own, manage, operate, control, be employed by, be associated with as an independent contractor, participate in, finance, consult, or advise: (i) any customer or prospective customer of Employer in a manner that competes with Employer; or (ii) any business or corporation which competes with Employer. For purposes of this Agreement, a "customer" is



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defined as a person, business, organization, company, or any other entity with whom Employer provided services to during the one (1) year immediately preceding Employee's date of termination. A "prospective customer" is defined as a person, business, organization, company, or any other entity with whom Employer has begun substantive discussions to perform work or submitted a bid or proposal during the one (1) year period preceding Employee's date of termination. For purposes of this Agreement, "competes" shall mean the providing of services as a business or contractor of technology strategy consulting, creative design, application development, network infrastructure services, application management services, and hosting services of business on the Internet. The running of the twelve (12) month period prescribed in this covenant shall be tolled and suspended by the length of time Employee works in circumstances that a court of competent jurisdiction subsequently finds to violate the terms of this partial restraint. Such provision shall survive the termination of this Agreement. If Employee is terminated by Employer without cause, then upon completion of the Severance Period, Employee shall not be restrained from competing with Employer, or from soliciting Employer's employees, prospective customers, or customers. Subject to the foregoing, Employee shall remain bound by the obligations under Sections 6 and 9 below. This paragraph 5 shall survive the termination of this Agreement.

         6. Non-Solicitation.

         Subject to Section 5 above, Employee agrees that, during the term of this Agreement, and for a period of two (2) years after termination of employment, he or she will not, either directly or indirectly, for himself or herself or for any other party, divert or attempt to divert any existing business or employees of Employer, or induce, solicit, canvass or call upon (or attempt to induce, solicit or canvass) any customer of Employer or employee of Employer from continuing to do business with Employer and/or to do business with a competitor of Employee. A customer is defined as a person, business, organization, company, or any other entity with whom Employer provided services to or did business with during the two (2) years immediately preceding Employee's date of termination (whether termination is voluntary or involuntary). Such provision shall survive the termination of this Agreement.

         7. Cellular Telephone.

         During the term of Employee's employment, Employee shall be entitled to the use of a cellular phone of his or her choosing. The monthly service and fees for such telephone shall be either directly billed to or reimbursed by Employer.

         8. Telecommuting.

         During the term of this Agreement, Employee may telecommute at such times as are appropriate as long as such telecommuting does not interfere with Employee's duties and responsibilities.

         9. Confidentiality and Return of Information.

         Employee's position with Employer requires considerable responsibility and trust. Relying on Employee's undivided loyalty as pledged by this Agreement, Employer expects to entrust to Employee highly sensitive confidential, restricted, and proprietary information involving Employer's business, including Trade Secrets. It could prove very difficult to isolate this protected information from business activities that Employee might consider pursuing after termination of Employee's employment with Employer, and in some instances, Employee may not be able to compete with Employer in certain ways because of the risk that Employer's confidential and proprietary information might be compromised. Employee is legally and ethically obligated to restrict his use of Employer's proprietary rights only to Employer's benefit, and this obligation may impose limitations on Employee's ability to pursue certain business opportunities that might interest Employee during or after his or her employment.

         For purposes of this Agreement, the term "Trade Secrets" includes all information and materials which Employee might obtain, be exposed to, or develop in the course of Employee's employment with Employer and which could provide any value, actual or potential, from not being generally known to, and



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not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. Specifically, this can include all information which is either:

              (a)  Applicable to the business of Employer; or

              (b) Applicable to the business of any client or vendor/partner of Employer, which may be made known to Employee or learned by Employee in such context during the period of his or her employment.

         "Trade Secrets" also includes, but is not limited to, any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, negative know-how, processes, apparatus, equipment, algorithms, improvements, software programs, software source code, software object code, software source documents, multimedia works, graphics, photographs, images, online products, audiovisual works, audio recordings, and formulae related to the current, future and proposed products and services of Employer, including, but not limited to, information concerning research, experimental work, research and development material, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, business forecasts, business plans, business opportunities, sales and merchandising and marketing plans, sales data, advertising data, vendor lists, personnel information and files, and customer information. "Trade Secrets" also includes proprietary or confidential information of any third party who may disclose such information to Employee or Employer in the course of Employer business.

         Employee acknowledges that the terms of this Agreement constitute a Trade Secret and will not be disclosed to any third parties, including Employer employees. The previous sentence shall not restrict the ability of Employee to disclose the terms of this Agreement with his legal advisors.

         During the term of this Agreement and for a period of four (4) years thereafter, Employee agrees to keep all proprietary information and Trade Secrets of Employer confidential. Such information shall not be disclosed to any third party. Employee further agrees that work product created by Employee for Employer during the term of this Agreement shall remain the property of Employer.

         Employee agrees that immediately upon termination of Employee's employment, or upon request by Employer, Employee will return to Employer all company property and Trade Secrets, as well as any employee lists, customer lists, advertising or promotional materials, manuals, and other books, papers, documents, or data (including all copies thereof) belonging to or related to the business of the Employer which Employee obtained, created or compiled in the course of his employment with Employer.

         The above provisions shall survive the termination of this Agreement, subject to the terms of Sections 5 and 6 of this Agreement.

         10. Governing Law.

         This Agreement shall be governed by the laws of the State of Arizona. In the event that any part of this Agreement shall be held to be invalid by any reason of any law or court decision, such invalidity, if any, shall not affect the validity or legality of any other part of this contract. The parties agree that any dispute or claim arising out of this Agreement shall be resolved by binding arbitration in Maricopa County, Arizona in accordance with the applicable civil rules of the American Arbitration Association before one arbitrator mutually chosen by the parties.





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         11. Knowledge of Agreement's Terms.

         Employee and Employer acknowledge that they have read this entire Agreement and that they understand the nature of the foregoing restrictions, and that the parties are signing this Agreement willingly and without duress.

         12. Modification.

         This Agreement cannot be modified or amended except in a writing signed by both parties.

         13. Indemnification.

         Employer agrees to indemnify Employee for any and all expenses, including reasonable attorney's fees, incurred by Employee in connection with any suit, action, demand, litigation, or arbitration in which Employee is named as a party in the event such suit, action, demand, litigation, or arbitration concerns lawful actions taken by Employee within the scope of his employment. Employer further agrees to maintain such necessary insurance such as Director's and Officer's Insurance and Errors and Omissions Insurance in amounts necessary to insure Employee against all claims of any kind.

         14. Attorneys' Fees.

         In the event that any action or proceeding is brought by either party for the enforcement or interpretation of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the non-prevailing party, in addition to any other remedy obtained, the prevailing party's reasonable attorneys' fees and costs incurred in connection therewith.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement.


                                  "Employee"

                                  /s/ Randall Eckel
                                  Signature

                                  Randall Eckel
                                  Printed Name

                                  August 13, 2002
                                  Date


                                  INTEGRATED INFORMATION SYSTEMS, INC.
                                  ("Employer")


                                  By: /s/ James G. Garvey, Jr.

                                  Its: CEO

                                  Date: August 13, 2002




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